EXHIBIT 5

PLEDGE AGREEMENT

PLEDGE AGREEMENT dated as of September 29, 2006, made between NXP B.V. (the “Pledgor”) and MORGAN STANLEY SENIOR FUNDING, INC., as global collateral agent for the Secured Parties (the “Global Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Secured Agreements, the Secured Parties have agreed to advance funds, extend credit and provide other financial accommodation to Holdings, the Pledgor and/or the NXP Funding LLC (the “Co-Borrower”), as the case may be;

WHEREAS, the Global Collateral Agent enters into this Pledge Agreement and holds the benefit of the Collateral pledged hereby for the benefit of the Secured Parties in accordance with the terms hereof and of the Collateral Agency Agreement (the “Collateral Agency Agreement”) dated as of the date hereof among the Guarantors, the Global Collateral Agent, and the Secured Parties;

WHEREAS, the proceeds of the funds advanced, credit extended and financial accommodation made available under the Secured Agreements will be used by the Pledgor in connection with the operation of its business;

WHEREAS, the Pledgor acknowledges that it will derive substantial direct and indirect benefit from funds advanced, credit extended and financial accommodation made available under the Secured Agreements;

WHEREAS, it is a condition precedent under each of the Secured Agreements that the Pledgor shall have executed and delivered this Pledge Agreement to the Global Collateral Agent for the benefit of the Secured Parties; and

WHEREAS, (a) the Pledgor is the legal and beneficial owner of the Equity Interests described under Schedule 1 hereto and issued by Philips Semiconductors USA, Inc. and the Co-Borrower (such pledged Equity Interests are, together with any Equity Interests obtained after the date of this Agreement of the issuer of such Pledged Shares (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (b) the Pledgor is the legal and beneficial owner of the Indebtedness owed by each of Philips Semiconductors USA, Inc. and the Co-Borrower (together with any other Indebtedness owed to the Pledgor hereafter and required to be pledged hereunder pursuant to Section 6(b) hereof, the “Pledged Debt”) described under Schedule 2 hereto;

NOW, THEREFORE, in consideration of the premises and to induce the Secured Parties to enter into the Secured Agreements and to induce the Secured Parties to advance funds, extend credit and other financial accommodation under the Secured Agreements, the Pledgor hereby agrees with the Global Collateral Agent, for the benefit of the Secured Parties, as follows:

1.             Defined Terms.

(a)           Unless otherwise defined herein, terms defined in the Collateral Agency Agreement and used herein shall have the meanings given to them in the Collateral Agency Agreement and all terms defined in the Uniform Commercial Code from time to time in effect in the State of New York (the ‘‘NY UCC”) and not defined herein shall have the meanings specified therein; the term “instrument” shall have the meaning specified in Article 9 of the NY UCC.

(b)           As used herein, the term “Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person of whatever nature, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing.

(c)           As used herein, the term “Knowledge” means the actual knowledge, after reasonable inquiry, of a director or executive officer of the Pledgor.

(d)           The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase ‘‘without limitation” and the words “property” and “assets” shall be construed to refer to any and all tangible and intangible properties and assets.

(e)           The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms, any reference herein to any Person shall be construed so as to include such Person’s successors and assigns, and any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or modified.

2.             Grant of Security.  The Pledgor hereby transfers, assigns and pledges to the Global Collateral Agent for the benefit of the Secured Parties, and hereby grants to the Global Collateral Agent for the benefit of the Secured Parties, a continuing security interest (“Security Interest”) in all of the Pledgor’s right, title and interest in the following, whether now owned or existing or hereafter acquired or existing (collectively, the “Collateral”):

(a)           the Pledged Shares held by the Pledgor and the certificates representing such Pledged Shares (to the extent such Pledged Shares are certificated) and any interest of the Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

(b)           the Pledged Debt and the instruments evidencing the Pledged Debt owed to the Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and

(c)           to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral.  For purposes of this Pledge Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, redeemed, repurchased, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to the Pledgor or the Global Collateral Agent from time to time with respect to any of the Collateral.

3.             Security for Secured Obligations.  This Pledge Agreement secures the payment and performance of all the Secured Obligations. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Secured Obligations and would be owed by the Pledgor to the Global Collateral Agent or any Secured Party under the Secured Agreements but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

4.             Delivery of the Collateral.  All certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Global Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Global Collateral Agent.  The Global Collateral Agent shall have the right, at any time after the occurrence of an Enforcement Event and without notice to the Pledgor, to transfer to or to register in the name of the Global Collateral Agent or any of its nominees any or all of the Pledged Shares.  Each delivery of Collateral (including any Afteracquired Shares) shall be accompanied by a schedule describing the securities theretofore and then being pledged hereunder, which shall be attached hereto as Schedule 1 and made a part hereof, provided that the failure to attach any such schedule hereto shall not affect the validity or enforceability of such pledge of such securities.  Each schedule so delivered shall supersede any prior schedules so delivered.

5.             Representations and Warranties.  The Pledgor represents and warrants as follows:

(a)           The Pledgor is the record and beneficial owner of the Pledged Shares listed on Schedule 1 hereto, and legal and beneficial holder of the Pledged Debt, listed on Schedule 2 hereto, which Schedule (i) correctly represents as of the date hereof (A) the issuer, the certificate number, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Pledged Shares and (B) the issuer, the initial principal amount, date of and maturity date of all Pledged Debt and (ii) includes all Equity Interests, debt securities, promissory notes and other Indebtedness required to be pledged hereunder.  Except as set forth on Schedule 1, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the date hereof or the date of any supplement (as applicable).

(b)           The Pledgor is not and will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Shares or Pledged Debt with respect thereto.

(c)           The Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by the Pledgor hereunder and such Collateral is, to the Knowledge of the Pledgor, free and clear of any Lien, except for the Lien created by this Pledge Agreement and Permitted Liens.

(d)           As of the date of this Pledge Agreement, the Pledged Shares pledged by the Pledgor hereunder have, to the Knowledge of the Pledgor, been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.

(e)           The execution and delivery by the Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by the Pledgor hereunder pursuant hereto create a valid and perfected first-priority security interest in the Collateral (subject to any Permitted Liens), securing the payment and performance of the Secured Obligations, in favor of the Global Collateral Agent for the benefit of the Secured Parties.

(f)            The Pledgor has full power, authority and legal right to pledge all the Collateral pledged by the Pledgor pursuant to this Pledge Agreement and this Pledge Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.

6.             Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.  (a)  Except as provided for in Schedule 3 to this Pledge Agreement, the Equity Interests in any Subsidiary that is organized as a limited liability company or limited partnership under any State or Federal laws in the United States of America (a “Domestic Subsidiary”) and pledged hereunder shall be represented by a certificate and in the organizational documents of such Domestic Subsidiary, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:

“The membership interests are “securities” governed by Article 8 of the Uniform Commercial Code of the State of Delaware in effect from time to time.  Such membership interests shall be evidenced by a membership certificate substantially in the form of Exhibit 1 hereto.”

(b)           The Pledgor will cause any Indebtedness for borrowed money owing between the Pledgor and any of the issuers thereof listed on Schedule 2 hereto in an aggregate principal amount exceeding $[5,000,000] and required to be pledged hereunder pursuant to the terms of any Secured Agreement to be evidenced by a duly executed promissory note that is pledged and delivered to the Global Collateral Agent pursuant to the terms hereof.

7.             Further Assurances.  (a) The Pledgor agrees that at any time and from time to time, at the expense of the Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Global Collateral Agent may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Global Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(b)           The Pledgor agrees that it will furnish to the Global Collateral Agent prompt written notice of any change in (i) its name, identity or corporate structure in any manner or (ii) the location of its chief executive office.

8.             Voting Rights; Dividends and Distributions; Etc.  (a)  So long as no Enforcement Event shall have occurred:

(i)            The Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof in a manner which does not materially adversely affect the value of the security created hereunder (taken as a whole with all other security created or granted pursuant to the Security Documents) or the validity or enforceability of this Pledge Agreement or cause an Event of Default to occur.

(ii)           The Global Collateral Agent shall execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request for the purpose of enabling the Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

(b)           Subject to paragraph (c) below, the Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Collateral Agency Agreement; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Global Collateral Agent to hold as, Collateral and shall, if received by the Pledgor, be received in trust for the benefit of the Global Collateral Agent, be segregated from the other property or funds of the Pledgor and be forthwith delivered to the Global Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(c)           Upon written notice to the Pledgor by the Global Collateral Agent following the occurrence and during the continuance of an Enforcement Event,

(i)            all rights of the Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Global Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Enforcement Event to the exclusion of the Pledgor; provided that, unless otherwise directed by the Secured Parties, the Global Collateral Agent shall have the right (but not the obligation) from time to time during the continuance of such Enforcement Event by notice in writing to permit the Pledgor to exercise such rights.  After all Enforcement Events have been cured or waived, in each case in accordance with the terms of the relevant Secured Agreement, and the Company has delivered to the Global Collateral Agent a certificate (in a form and substance reasonably satisfactory to the Global Collateral Agent) to that effect, the Pledgor will have the right to exercise the voting and consensual rights that the Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and obligations of the Global Collateral Agent under Section 8(a)(ii) shall be reinstated);

(ii)           all rights of the Pledgor to receive the dividends, distributions and principal and interest payments that the Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Global Collateral Agent, which shall thereupon have the sole right to receive, hold and apply as Collateral such dividends, distributions and principal and interest payments during the continuance of such Enforcement Event.  After all Enforcement Events have been cured or waived, in each case in accordance with the terms of the relevant Secured Agreement, and the Company has delivered to the Global Collateral Agent a certificate (in a form and substance reasonably satisfactory to the Global Collateral Agent) to that effect, the Global Collateral Agent shall, to the extent such amounts have not been applied to satisfy the Secured Obligations or provide for the payment thereof in accordance with the Collateral Agency Agreement, repay to the Pledgor (without interest) all dividends, distributions and principal and interest payments that the Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);

(iii)          all dividends, distributions and principal and interest payments that are received by the Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Global Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall forthwith be delivered to the Global Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and

(iv)          in order to permit the Global Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, the Pledgor shall, upon written notice from the Global Collateral Agent, from time to time execute and deliver to the Global Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Global Collateral Agent may reasonably request.

9.             Global Collateral Agent Appointed Attorney-in-Fact.  The Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Global Collateral Agent as the Pledgor’s attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, to take any action and to execute any instrument, in each case following the occurrence and during the continuance of an Enforcement Event, that the Global Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement.  Without limiting the generality of the foregoing, the Global Collateral Agent shall have all or any of the following powers with respect to all or any of the Collateral following the occurrence and during the continuance of an Enforcement Event:

(a)           to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same;

(b)           to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due upon or by virtue thereof;

(c)           to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto;

(d)           to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Global Collateral Agent were the absolute owner thereof; and

(e)           to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto.

10.           The Global Collateral Agent’s Duties.  The Pledgor acknowledges that the rights and responsibilities of the Global Collateral Agent under this Pledge Agreement with respect to any action taken or not taken by the Global Collateral Agent or the exercise or non-exercise by the Global Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall be exclusively governed by the Collateral Agency Agreement and by such other agreements with respect thereto as may exist from time to time, but, as between the Global Collateral Agent and the Pledgor, the Global Collateral Agent shall be conclusively presumed to be acting as agent for the Secured

Parties with full and valid authority so to act or refrain from acting, and the Pledgor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

11.           Remedies.  (a)  If any Enforcement Event has occurred, the Global Collateral Agent may exercise any and all rights and remedies of the Pledgor in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, and all the rights and remedies of a secured party under the NY UCC (whether or not the NY UCC applies to the affected Collateral) and also may without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Global Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral.  The Global Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to (i) restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, (ii) cause to be placed on certificates for any or all of the Pledged Shares or the Pledged Debt or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Act of 1933 and may not be disposed of in violation of the provision of said Act, and (iii) impose such other limitations or conditions in connection with any such sale as the Global Collateral Agent deems necessary or advisable in order to comply with said Act or any other law, and, upon consummation of any such sale, the Global Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold.  Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor, and the Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.  The Pledgor will execute and deliver such documents and take such other action as the Global Collateral Agent reasonably deems necessary or advisable in order that any such sale may be made in compliance with law.  The Global Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Global Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Secured Obligations.

(b)           The Pledgor agrees that, to the extent the notice (if any) of such sale shall be required by law, at least ten days’ notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.  Any such notice shall (i) contain the information specified in NY UCC Section 9-613, (ii) be Authenticated and (iii) be sent to the parties required to be notified pursuant to NY UCC Section 9-611(c); provided that, if the Global Collateral Agent fails to comply with this sentence in any respect, its liability for such failure shall be limited to the liability (if any) imposed on it as a matter of law under the NY UCC.  Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Global Collateral Agent may fix in the notice of such sale.  At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Global Collateral Agent may determine.  The Global Collateral Agent shall not be obligated to make any such sale pursuant to any such notice.  The Global

Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given.  The Global Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.  To the extent permitted by law, the Pledgor hereby waives any claim against the Global Collateral Agent and each Secured party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Global Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.  In the case of any sale of all or any part of the Collateral on creditor for future delivery, the Collateral so sold may be retained by the Global Collateral Agent until the selling price is paid by the purchaser thereof, but the Global Collateral Agent shall not incur any liability in the case of the failure of such purchaser to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may again be sold upon like notice.  The Global Collateral Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.  Upon any sale of the Collateral by the Global Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Global Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Global Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

(c)           At any time or from time to time after the occurrence of an Enforcement Event, the Global Collateral Agent may, in its sole discretion, cause any or all of the Pledged Shares to be transferred of record into the name of the Global Collateral Agent or its nominee.  The Pledgor will promptly give to the Global Collateral Agent copies of any notices or other communications received by it with respect to Pledged Shares registered in the name of the Pledgor.

(d)           The Global Collateral Agent shall apply the proceeds of any collection or sale of the Collateral at any time after receipt in accordance with the provisions of the Collateral Agency Agreement.

(e)           The Global Collateral Agent may exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

(f)            All payments received by the Pledgor after the occurrence and during the continuance of an Enforcement Event in respect of the Collateral shall be received in trust for the benefit of the Global Collateral Agent, shall be segregated from other property or funds of the Pledgor and shall be forthwith delivered to the Global Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).

(g)           The rights in this Pledge Agreement are cumulative and are not exclusive of any other remedies provided by law.

12.           Amendments, etc. with Respect to the Obligations; Waiver of Rights.  The Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Pledgor and without notice to or further assent by the Pledgor, (a) any demand for payment of any of the Secured Obligations made by the Global Collateral Agent or any other Secured Party may be rescinded by such party and any of the Secured Obligations continued, (b) the Secured Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, settled, waived, surrendered or released by the Global Collateral Agent or any other Secured Party or by operation of law, (c) the Secured Agreements and any other documents executed and delivered in connection therewith may be amended, modified, supplemented, extended or terminated, in whole or in part, from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Global Collateral Agent or any other Secured Party for the payment of the Secured Obligations may be sold, exchanged, waived, surrendered or released.  Neither the Global Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Secured Obligations or for this Pledge Agreement or any property or assets subject thereto.  When making any demand hereunder against the Pledgor, the Global Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Lien Grantor or pledgor (and the Pledgor irrevocably waives any requirement that at any time any action be taken by any Person against a Lien Grantor or any other Person), and any failure by the Global Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Lien Grantor or pledgor or any release of a Lien Grantor or pledgor shall not relieve the Pledgor in respect of which a demand or collection is not made or the Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Global Collateral Agent or any other Secured Party against the Pledgor.  For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

13.           Continuing Security Interest; Assignments Under the Collateral Agency Agreement; Release.  (a)  This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Global Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until all the Release Conditions shall have been satisfied.

(b)           Any assets or property pledged hereunder shall be automatically released in accordance with the Collateral Agency Agreement.

(c)           In connection with any termination or release pursuant to the foregoing paragraphs (a) or (b), the Global Collateral Agent shall execute and deliver to the Pledgor, at the Pledgor’s expense, all documents that the Pledgor shall reasonably request to evidence such termination or release.  Any execution and delivery of documents pursuant to this Section 13 shall be without recourse to or warranty by the Global Collateral Agent.

14.           Reinstatement.  This Pledge Agreement shall continue to be effective, or be reinstated, as the case maybe, if at any time payment, or any part thereof, of any of the Secured Obligations is rescinded or must otherwise be restored or returned by the Global Collateral Agent or any other Secured Party upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Pledgor or any part of its property or assets, or otherwise, all as though such payments had been due but not made at such time.

15.           Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 12.02 of the Collateral Agency Agreement.

16.           Counterparts.  This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Pledge Agreement signed by all the parties shall be lodged with the Global Collateral Agent and the Pledgor.

17.           Severability.  Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

18.           Integration.  This Pledge Agreement represents the agreement of the Pledgor with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Global Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein (and any supplements hereto) or in the other Secured Agreements.

19.           Amendments in Writing; No Waiver; Cumulative Remedies.  (a)  None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Pledgor and the Global Collateral Agent.

(b)           Neither the Global Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 19(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Enforcement Event or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Global Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Global Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Global Collateral Agent or such other Secured Party would otherwise have on any future occasion.

(c)           The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

20.           Section Headings.  The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

21.           Successors and Assigns.  This Pledge Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Global Collateral Agent and the other Secured Parties and their respective successors and assigns.  If all or any part of the Global Collateral Agent’s or any other Secured Party’s interest in any Secured Obligation is assigned or otherwise transferred, the transferor’s rights hereunder, to the extend applicable to the obligation so transferred, shall be automatically transferred with such obligation.  No Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Global Collateral Agent.

22.           WAIVER OF JURY TRIAL.  THE PLEDGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

23.           Submission to Jurisdiction; Waivers.  The Pledgor hereby irrevocably and unconditionally:

(a)           submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement, and the other Secured Agreements to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

(b)           consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)           appoints the Co-Borrower as its agent to receive on behalf of the Pledgor and its property service of copies of the summons and complaint and any other process which may be served by the Global Collateral Agent or any Secured Party in any such action or proceeding in any aforementioned court in respect of any action or proceeding arising out of or relating to this Pledge Agreement.  Such service may be made by delivering a copy of such process to the Pledgor by courier and by certified mail (return receipt requested), fees and postage prepaid, both (i) in care of the Co-Borrower at the address specified in Section 11.03 of the Collateral Agency Agreement and (ii) at the

Pledgor’s address specified pursuant to Section 15 and the Pledgor hereby irrevocably authorizes and directs the Co-Borrower to accept such service on its behalf;

(d)           agrees that nothing herein shall affect the right of the Global Collateral Agent or any other Secured Party to effect service of process in any other manner permitted by law or shall limit the right of the Global Collateral Agent or any other Secured Party to sue in any other jurisdiction; and

(e)           waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.

24.           GOVERNING LAW.  THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

NXP B.V.

By:
Name:
Title:

SIGNATURE PAGE TO US PLEDGE AGREEMENT

MORGAN STANLEY SENIOR FUNDING, INC.
as Global Collateral Agent

By:
Name:
Title:

SIGNATURE PAGE TO US PLEDGE AGREEMENT